Exhibit (23)(e)






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                      [Letterhead of Van Kasper & Company]




                         CONSENT OF VAN KASPER & COMPANY



         We hereby consent to the inclusion of our form of opinion letter to the Board of Directors of Pacific Capital Bancorp ("Pacific Capital") as Appendix E to the Registration Statement on Form S-4 ("Registration Statement") of Santa Barbara Bancorp ("Santa Barbara") and to all references to our firm and such opinion in the Joint Proxy Statement/Prospectus included in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                     /s/ Van Kasper & Company
                                                     ---------------------------
                                                     VAN KASPER & COMPANY

San Francisco, California
September 22, 1998